Exhibit (n)(2)

KPMG LLP 345 Park Avenue New York, NY 10154-0102

Consent of Independent Auditors

We consent to the use of our report dated March 26, 2024, with respect to the financial statements of Sound Point Meridian Master Fund LP, included herein, and to the references to our firm name under the heading Independent Auditors within the registration statement on Form N-2.

/s/ KPMG LLP

New York, New York

September 17, 2024